UHY VOCATION HK CPA LIMITED
Chartered Accountants
Certified Public Accountants

天職香港會計師事務所有限公司
香港灣仔告士打道五十號馬來西亞大廈三字樓
電話：二三三三二零六六一
傳真：二三三二零三零四
傳真：二三八八二零八六

Managing Directors :

DAVID T. K. NG 吳梓堅會計師 — BTH, MA, MCOM, CA(AUST.), ACA, FCCA, FAIA, FCPA, FCIS, FHKIoD, MSCA, CIA, FTIHK, HKRFP, JP(NSW)

S. T. YUEN 原樹堂會計師 — MBA, ACA, FCCA, ACIS, CPA, FHKIoD, FTIHK, MIIA, HKRFP

Pang Hon Chung 彭漢中會計師 — MBA, DipMS, FCCA, CGA, ACA, CPA(Practising)

3/F., Malaysia Building,
50 Gloucester Road, Wanchai,
HONG KONG.
Tel : (852) 2332 0661(23 lines)
Fax : (852) 2332 0304, 2388 2086
E-mail : cpa@uhy-hk.com
Website : www.uhy-hk.com

August 17, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Dear Sir / Madam,

We are the former independent registered public accounting firm for China Linen Textile Industry, Ltd. (the "Company"). We have read the Company's disclosure set forth in Item 16F "Changes in Registrant's Certifying Accountant" of the Company's Annual Report on Form 20-F dated on or about August 18, 2010 (the "Annual Report") and are in agreement with the disclosure in the Annual Report, in so far as it pertains to our firm.

Thanks for your attention.

Yours sincerely,

UHY Vocation HK

UHY Vocation HK CPA Limited
Hong Kong, People's Republic of China